Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 (No. 333-147070) of our report dated July 31, 2007 relating to the predecessor carve-out financial statements of CMA CGM S.A., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

Neuilly-sur-Seine, France

November 6, 2007

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers – 92200 Neuilly-sur-Seine, France